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                                                                    EXHIBIT 2(l)

                       [DORSEY & WHITNEY LLP LETTERHEAD]

                                October 25, 2002


First American Minnesota Municipal Income Fund II, Inc.
800 Nicollet Mall
Minneapolis, MN 55402

         Re:      Registration Statement on Form N-2

Ladies and Gentlemen:

         We have acted as counsel to First American Minnesota Municipal Income Fund II, Inc., a Minnesota corporation (the "Fund"), in connection with the initial public offering by the Fund of shares of the Fund's common stock, par value $0.01 per share (the "Shares"). This opinion is being furnished in accordance with the requirements of Item 24 of the Fund's Registration Statement on Form N-2 relating to the Shares (the "Registration Statement").

         In rendering the opinion hereinafter expressed, we have reviewed the corporate proceedings taken by the Fund in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined copies of such corporate records of the Fund, certificates of public officials and of responsible officers of the Fund, and other documents as we have deemed necessary as a basis for such opinion. As to the various matters of fact material to such opinion, we have, when such facts were not independently established, relied to the extent we deemed proper on certificates of public officials and of responsible officers of the Fund. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals and that all signatures are genuine.

         Based on the foregoing, it is our opinion that when (i) the Registration Statement becomes effective; (ii) the Purchase Agreement among the Fund, U.S. Bancorp Asset Management, Inc., and U.S. Bancorp Piper Jaffray Inc., as representative of the several underwriters of the Shares (the "Underwriters"), has been duly executed and delivered; and (iii) the Share have been delivered to and paid for by the Underwriters in accordance with the terms set forth in the Purchase Agreement, the Shares will be legally issued and fully paid and non-assessable.

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                          [DORSEY & WHITNEY LLP LOGO]

First American Minnesota Municipal
Income Fund II, Inc.
October 25, 2002
Page 2

         In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of Minnesota. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                    Very truly yours,

                                                    /s/ Dorsey & Whitney LLP

KLP